Exhibit 10(28)

                               STARTER CORPORATION
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                           INCENTIVE COMPENSATION PLAN
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     1.   PURPOSE.       The  purpose  of   this  Plan  is  to   enable  Starter
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Corporation to  establish a procedure  to reward employees who  are Participants for  their efforts, dedication and assistance in enhancing the operations of the

Company by providing a cash incentive in addition to current compensation.

     2.   DEFINITIONS.   For all  purposes hereunder, the following  words, when
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capitalized, shall have the meanings set forth below:

          a.   Administrator   -  means the  Director of Human Resources  of the
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Company or other employee appointed each year by the President of the Company to assist in the  operation of the Plan including calculation of the Standard Bonus of each Participant.

          b.   Applicable Bonus  Year   -    means the  Bonus  Year to  which  a
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particular award or calculation applies.

          c.   Bonus   -   means  the  cash bonus  that may  be awarded  to each
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Participant pursuant to Article 3 of this Plan.

          d.   Bonus Index   -  means the percentage determined  by dividing (i)
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the Company's Return on Assets by (ii) the Incentive Standard.

          e.   Bonus Pool   -   means an amount  equal to  10% of the  Company's
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Target Earnings.



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          f.   Bonus Year  -   means a calendar year during which the Plan is in
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effect.

          g.   Committee  -  means the President of the Company, the Director of
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Human  Resources and  any other  employee if  any  who may  be appointed  by the

President to determine the Standard Bonus of each Participant.

          h.   Company  -   means Starter Corporation  and any of  its operating
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subsidiaries.  Any  action which the Company is authorized to take hereunder may be taken by the President of the Company or his designee.

          i.   Company Return  on Assets  -  means  a percentage equal to Target
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Earnings for the Applicable Bonus Year  divided by the average of the  Company's assets as shown on its balance sheets as of (i) the first  day of the Applicable

Bonus Year and (ii) the last day of the Applicable Bonus Year.

          j.   Designated  Beneficiary  -  The  person or entity designated by a
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Participant or former  Participant on a Beneficiary Designation  Form filed with the Director of Human Resources of the Company to receive a benefit hereunder to be distributed after the death of such Participant or former Participant.

          k.   Effective Date  -  means January 1, 1995.
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          l.   Employee Grade  -  means a grade level assigned by the Company to
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its non-executive salaried employees for the Applicable Bonus Year.

          m.   Executive  Employee   -   means an  employee of  the  Company who
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reports directly to the President of the Company



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          n.   Hourly Participant  -   means a Participant whose compensation is
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determined solely on an hourly basis.

          o.   Incentive Standard  -  means the Industry Return on Assets.
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          p.   Industry    -    means   the  Standard  &  Poor  Textile  Apparel
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Manufacturer Index as currently defined.

          q.   Industry Return 0n Assets  -  means the average pre-tax return on
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assets of the Industry Companies based on the financial statements filed  by the

Industry Companies with  the Securities and Exchange Commission  and prepared in accordance with generally accepted accounting  principles for the fiscal year of each company within such immediately preceding the Applicable Bonus Year.

          r.   Participant  -  means a full-time hourly  or salaried employee of
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the Company other than the Chief Executive Officer and the President whose full-

time employment commenced on or  prior to October 31 and  who is so employed  on

December 31 of  the Applicable Bonus Year.  With respect  to a Participant whose full time employment commences before November 1 of any Plan  year, the Bonus of such Participant for such Applicable Plan Year shall be pro-rated to reflect the total  number of days during which such  Participant was a full time employee of the Company during such Applicable Bonus Year.

          s.   Plan   -   means the Starter  Corporation Incentive  Compensation
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Plan.



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          t.   Senior Management Employee   -  means an employee  of the Company
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who is a member of the management executive committee appointed by the President as of the first day of the Applicable Bonus Year.

          u.   Standard Bonus   -  means the amount established by the Committee
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as the Bonus for  an individual Participant for an Applicable Bonus  Year if the

Bonus Index is 100%.

          v.   Target Earnings  -   means the net income of the  Company for the
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Applicable  Bonus Year  before taxes,  and extraordinary  items, and  before any other bonuses to employees of the Company as stated on the face of the statement of income of the audited statement of the Company

     3.   AWARD AND PAYMENT OF BONUS.
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          A.   Subject to the provisions set  forth below for each calendar year commencing January 1, 1995, and until  this Plan is terminated, a Bonus will  be awarded and  paid to each  Hourly Participant and  to each  salaried Participant based  upon  such salaried  Participant's  Position  Level  established  by  the

Administrator.  Subject to  paragraph B of this Article 3,  for each Bonus Year,

the Bonus of a Participant shall be determined as follows:

               (1)  If the Bonus Index is less than  50%, then no Bonus shall be awarded to any Participant hereunder.

               (2)  If the  Bonus Index is  between 50% and 70%  inclusive, then all Hourly  Participants and all salaried Participants  except Senior Management

and



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Executive Employees  shall  receive  60%  of  the  Standard  Bonus.    No  other

Participant shall be entitled to a Bonus hereunder.

               (3)  If the  Bonus Index is  between 71% and 99%  inclusive, then all Hourly Participants and all salaried Participants except Executive Employees shall receive 80% of the Standard Bonus.  No other Participant shall be entitled to a Bonus hereunder.

               (4)  If the  Bonus  Index is  100%, then  all Participants  shall receive 100% of the Standard Bonus.

               (5)  If the Bonus Index is  between 101% and 115% inclusive, then all Participants shall receive 120% of the Standard Bonus.

               (6)  If the Bonus Index is  between 116% and 130% inclusive, then all Participants shall receive 140% of the Standard Bonus.

               (7)  If the Bonus Index is  between 131% and 145% inclusive, then all Participants shall receive 160% of the Standard Bonus.

               (8)  If the Bonus Index is  between 146% and 165% inclusive, then all Participants shall receive 180% of the  Standard Bonus [or up to 40% or  50%

of base pay depending on the Participant's position in the Company].

               (9)  If  the  Bonus Index  is above  165%, then  all Participants shall receive 200%  of the Standard Bonus [or  up to a maximum of  40% or 50% of base pay depending on Participant's position in the Company].

Payment of any  Bonus awarded herein shall  be paid to  a Participant or  former

Participant on or before March 15 of the calendar year following  the Applicable

Bonus



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Year.  In the event that a Participant is deceased at the time  payment is to be made, the Bonus will be paid to the Designated Beneficiary of Participant or, if none, to the estate of the deceased Participant.

          B.   Notwithstanding the determination of  Bonus payments as  provided in Paragraph A  above to the contrary, the aggregate Bonus payments with respect to  any Bonus Year shall not exceed the Bonus  Pool for such Bonus Year.  In the event that the  aggregate Bonus payments for any Bonus Year, calculated pursuant to paragraph A above, exceeds  the Bonus Pool established for a Bonus Year, then the payment to each Participant  shall be reduced in the same proportion  as the aggregate  amount of such  payments would exceed  the Bonus Pool  for such Bonus

Year.

     4.   NON-ALIENATION OF BENEFITS.   No  right  or  benefit  under this  Plan
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shall   be  subject  to  anticipation,  alienation,  sale,  assignment,  pledge,

encumbrance, or charge,  and any attempt to anticipate,  alienate, sell, assign,

pledge,  encumber, or charge  the same  shall be  void ab initio.   No  right or
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benefit hereunder  shall in any  manner be liable for  or subject to  the debts,

contracts, liabilities, or  torts of the person  entitled to such benefits.   If

any  Participant  hereunder  shall become  bankrupt  or  attempt to  anticipate,

alienate,  sell,  assign, pledge,  encumber,  or  charge  any right  or  benefit hereunder, then  such right or  benefit may, in  the discretion of  the Company,

cease and terminate, and in  such event, the Company may hold or  apply the same or  any part  thereof for  the benefit  of the Participant,  his or  her spouse,

children,  or other  dependents, or  any  of them,  in such  manner and  in such proportion as the Company may deem proper.



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     5.   AMENDMENT OR TERMINATION OF PLAN.    The   Company   may    amend   or
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terminate this Plan  at any time without any obligation or responsibility to any

Participant (past or present)  except with respect to any Bonus  due for a prior

Bonus Year.

     6.   NOTICE.   All notices under this Plan shall be in writing and shall be
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deemed effective when sent to the person to be notified via U.S. Postal Service,

Certified Mail, Return Receipt Requested, if to the Company to its Secretary, at

the Company's business address and if to a Participant, at his or her last known address as carried on the Company's personnel records.

     7.   GENDER.   As  used herein,  the masculine  pronoun  shall include  the
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feminine gender and the feminine pronoun shall include the masculine.

     8.   LIMITATION OF  RIGHTS.        Nothing contained in  this Plan shall be
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construed  to  limit  in  any  way the  right  of  the  Company  to  terminate a

Participant's employment  at  any  time  or be  evidence  of  any  agreement  or understanding, express or implied, that the Company will employ a Participant in any  particular position  or  at any  particular rate  or  remuneration for  any particular period of time.



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